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                                                                    Exhibit A(6)


                              UAM FUNDS, INC. II

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION

          UAM FUNDS, INC. II, a Maryland corporation having its principal office in the City of Baltimore (the "Corporation"), hereby certifies to the State Department of Assessments and taxation of Maryland that:

          FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law ("MGCL"), the Board of Directors of the Corporation, at a meeting held on June 17, 1999, adopted these Articles Supplementary classifying or reclassifying unissued shares of the Common Stock of the Corporation.

          SECOND:   (a)  The Board of Directors of the Corporation has
                         designated an Institutional Class and Institutional
                         Service Class of shares of certain series of Common
                         Stock of the Corporation, par value $.001 per share, having such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, identical, in all respects, except for the class designation, the allocation of certain expenses, voting rights and exchange privileges.

                    (b) The shares of the Institutional Service Class of each series designated in (a) above, respectively, represent proportionate interests in the same portfolio of investments as shares of the Institutional Class of each such series, respectively, of the Corporation. The shares of the Institutional Service Class of each such series have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the shares of the respective Institutional Class of such series, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereafter set forth:

                         1. The dividends and distributions of investment income and capital gains with respect to the Institutional Service Class of shares of Common Stock of each such series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the

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                              dividends and distributions of investment income
                              and capital gains with respect to the other classes of the series and of the Common Stock of the Corporation to reflect differing allocations of the expenses of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses, capital gains and losses and expenses and liabilities of the Corporation among the classes of the series of the Common Stock of the Corporation shall be determined by the Board of Directors in a manner that is consistent with any plan previously adopted by the Corporation pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), as such plan may then be in effect.

                         2. Except as may otherwise be required by law pursuant to any applicable order, rule, or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Institutional Service Class Shares of each such series shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Institutional Service Class Shares of the series, including without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act ("Distribution Plan") applicable to the Institutional Service Class of such series and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other classes of the Common Stock of the Corporation or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Institutional Service Class of the series of shares set forth in Articles Second and Third.

          THIRD: A new series of the Corporation's Common Stock (par value $.001 per share) is hereby designated as the Analytic International Fund and one hundred million (100,000,000) shares of the unallocated and unissued Common Stock of the Corporation are classified and allocated to such series' Institutional Class Shares and one hundred million (100,000,000) shares of the unallocated and unissued Common Stock of the Corporation are classified and allocated to such series' Institutional Service Class Shares.


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          FOURTH:  The Institutional Class Shares and Institutional Service
Class Shares of the Analytic International Fund so classified and allocated shall have all the rights and privileges as set forth in the Articles of Incorporation of the Corporation, including such priority in the assets and liabilities of such series as may be provided in such Articles.

          FIFTH:   The Institutional Class Shares and Institutional Service
Class Shares of the Analytic International Fund have been classified and reclassified by the Board of Directors pursuant to the authority contained in the Articles of Incorporation of the Corporation.

          SIXTH:   After giving effect to the allocation, the total amount of stock allocated to each series is as follows:


Name of Series                              Total Number of Shares Classified
--------------                              ---------------------------------

Analytic Defensive Equity Fund series
 .  Institutional Class Shares                               100,000,000
 .  Institutional Service Class Shares                       100,000,000

Analytic Enhanced Equity Fund series
 .  Institutional Class Shares                               100,000,000
 .  Institutional Service Class Shares                       100,000,000

Analytic International Fund series
 .  Institutional Class Shares                               100,000,000
 .  Institutional Service Class Shares                       100,000,000

Analytic Master Fixed Income Fund series
 .  Institutional Class Shares                               100,000,000
 .  Institutional Service Class Shares                       100,000,000

Analytic Short-Term Government Fund series
 .  Institutional Class Shares                               100,000,000
 .  Institutional Service Class Shares                       100,000,000

Unclassified Shares                                       9,000,000,000
                                                          -------------

TOTAL AUTHORIZED SHARES                                  10,000,000,000

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          IN WITNESS WHEREOF, UAM Funds, Inc. II has caused these Articles
Supplementary to be signed in its name and on its behalf this 29th day of June 1999.

                                    UAM FUNDS, INC. II


                                    By: /s/ Gary L. French
                                       -------------------
                                       Gary L. French
                                       Attorney-in-Fact for the
                                       Chairman of the Board and President

Attest:



By: /s/ Robert R. Flaherty
    -------------------------
    Robert R. Flaherty
    Assistant Treasurer


          THE UNDERSIGNED, Gary L. French, Attorney-in-Fact for the Chairman of the Board and President of UAM Funds, Inc. II, who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters in fact set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    UAM FUNDS, INC. II


                                    By: /s/ Gary L. French
                                        ---------------------------
                                        Gary L. French
                                        Attorney-in-Fact for the
                                        Chairman of the Board and President


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